Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144826 on Form S-8 of our reports relating to the financial statements and financial statement schedules of Dice Holdings, Inc. and the effectiveness of Dice Holding Inc.’s internal control over financial reporting dated February 18, 2009, appearing in the Annual Report on Form 10-K of Dice Holdings, Inc. for the year ended December 31, 2008.

/s/    Deloitte & Touche, LLP

Des Moines, Iowa

February 18, 2009